Exhibit 32(a)
Certification Pursuant to 18 U.S.C. Section 1350
     I, Jeffrey L. Rutherford, Chief Executive Officer of LESCO, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2007, which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey L. Rutherford Jeffrey L. Rutherford
Chief Executive Officer

Date: May 31, 2007

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